Exhibit 99.1

                   Ply Gem Reports First Quarter 2005 Results

     KEARNEY, Mo.--(BUSINESS WIRE)--May 16, 2005--Ply Gem Holdings, Inc. ("Ply Gem" or the "Company"), a leading manufacturer of residential exterior building products in North America, today announced first quarter 2005 net sales of $171.7 million, a 51.4% increase over the $113.4 million for the same period in 2004. The results for 2005 include the operations of the Company's subsidiary, MWM Holdings, Inc. ("MW"), which was acquired by Ply Gem on August 27, 2004. MW contributed $62.7 million of net sales for the first quarter of 2005.
     Operating earnings for the first quarter of 2005 were $8.5 million compared to $3.6 million for the same period in 2004. MW contributed $6.1 million of operating earnings for the first quarter of 2005.
     Net income (loss) for the first quarter of 2005 was ($3.9) million compared to ($3.3) million for the same period in 2004. Ply Gem's net loss for the first quarter of 2005 included ($0.2) million of after-tax impact of a foreign currency loss. The net loss in the same period in 2004 did not include any currency translation gain or losses.
     Adjusted EBITDA for the first quarter of 2005 was $15.1 million compared to $8.7 million for the same period in 2004. MW contributed $8.6 million of Adjusted EBITDA for the first quarter of 2005. Adjusted EBITDA for all periods presented excludes currency translation gains or losses and a noncash charge of purchase price allocated to inventories.
     Lee D. Meyer, President and CEO, said: "Although industry market fundamentals appear to be strong, the severe winter weather during the mid and late first quarter slowed business and appears to have created pent-up demand. Ply Gem's strong, diverse product platform and customer service proposition position the Company well to benefit from a solid economy."
     Mr. Meyer continued, "To attempt to offset the continued rise in material cost, the Company increased prices during the quarter, as well as initiated strategic sourcing, material savings and other productivity projects."
     On February 12, 2004, Ply Gem Investment Holdings, Inc., through its wholly owned subsidiary Ply Gem Holdings, Inc., acquired all of the outstanding shares of capital stock of Ply Gem Industries, Inc. (the "Ply Gem Acquisition") in accordance with a stock purchase agreement entered into among Ply Gem Holdings, Inc., Nortek and WDS LLC on December 19, 2003, for approximately $553.0 million, less net assumed indebtedness of $29.5 million, and including the aggregate value of certain stock options in the former parent cancelled or forfeited in conjunction with the Ply Gem Acquisition. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations.
     On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of MWM Holding, Inc. (the "MW Acquisition") in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Investcorp, on July 23, 2004, for approximately $336.5 million, including the aggregate value of certain stock options in the former parent cancelled or forfeited in connection with the MW Acquisition.

     Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products. The Company sells a broad range of vinyl siding, vinyl and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products. Ply Gem is a wholly owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital. For more information, please visit the Company's website at www.plygem.com.

     Ply Gem management will host a conference call on May 16, 2005, at 11:00 a.m. EDT to report first quarter results. To participate please call 800-473-6926 and use call confirmation number 41161811.

     Note: As used herein, the term "Ply Gem" refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

     This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.


                PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                        Ply Gem          Ply Gem           Ply Gem
                    Industries, Inc.  Holdings, Inc.   Holdings, Inc.
                    January 1, 2004   January 23, 2004 January 1, 2005
                          to                to               to
                   February 11, 2004   April 3, 2004    April 2, 2005
                   ----------------- ----------------- ---------------
                                 (Amounts in thousands)

Net Sales         $          40,612 $          72,750 $       171,735
Costs and
 Expenses:
Cost of products
 sold                        33,611            57,869         137,766
Selling, general
 and
 administrative
   expense                    8,345             9,304          23,042
Amortization of
 intangible assets              201               401           2,440
                   ----------------- ----------------- ---------------
                             42,157            67,574         163,248
                   ----------------- ----------------- ---------------
Operating earnings
 (loss)                      (1,545)            5,176           8,487
Foreign currency
 gain (loss)                      -                 -            (304)
Interest expense             (3,684)           (5,017)        (14,602)
Investment income
 (expense)                       29               (11)             79
                   ----------------- ----------------- ---------------
Income (loss)
 before provision
 (benefit) for
 income taxes                (5,200)              148          (6,340)
Provision
 (benefit) for
 income taxes                (1,850)               89          (2,485)
                   ----------------- ----------------- ---------------
Net income (loss) $          (3,350)$              59 $        (3,855)
                   ================= ================= ===============


     The accompanying notes are an integral part of this unaudited condensed consolidated and combined statement of operations.

    1. The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the "Company") and the combined statements of operations of Ply Gem Industries, Inc. and CWD Windows and Doors, Inc. (collectively, "Ply Gem Industries, Inc.") do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from January 1, 2005, through April 2, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

        The selected balance sheet data for the periods presented in
        Note 4 has been derived from the December 31, 2004, audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited consolidated financial statements of Ply Gem Holdings, Inc. as of April 2, 2005, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

        The Company's fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

        Ply Gem Holdings, Inc., a wholly owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004, for the purpose of acquiring Ply Gem Industries, Inc. The acquisition (the "Ply Gem Acquisition") was completed on February 12, 2004, as Nortek sold Ply Gem Industries, Inc. to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as of December 19, 2003, as amended. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly owned by a subsidiary of WDS LLC, which was a wholly owned subsidiary of Nortek, Inc.

        The accompanying statements of operations include the consolidated results of operations for the period from January 1, 2005, to April 2, 2005, of Ply Gem Holdings, Inc. and its subsidiaries. The periods presented during 2004 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2004, until the date of the Ply Gem Acquisition, February 12, 2004, and of Ply Gem Holdings, Inc. from January 23, 2004, the date of its inception, through April 3, 2004.

        Data for the predecessor period of January 1, 2004, through February 11, 2004, were prepared using the historical basis of accounting for Ply Gem Industries, Inc. As a result of the Ply Gem Acquisition on February 12, 2004, we applied purchase accounting. Therefore, the results of the period January 23, 2004, through April 3, 2004, have been impacted by those purchase accounting adjustments. During the period of January 23, 2004, through February 11, 2004, there were no operations of Ply Gem Holdings, Inc.

    2. Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss) and amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA. The following table sets forth the reconciliation of Adjusted EBITDA to net income
        (loss) for Ply Gem as a whole and that portion contributed by
        MW:


                        Ply Gem           Ply Gem          Ply Gem
                    Industries, Inc.  Holdings, Inc.   Holdings, Inc.
                    January 1, 2004   January 23, 2004 January 1, 2005
                           to                to               to
                   February 11, 2004   April 3, 2004    April 2, 2005
                   ----------------- ----------------- ---------------
                                 (Amounts in thousands)
                                       (unaudited)

Net income (loss) $          (3,350)$              59 $        (3,855)
  Interest
   expense, net               3,655             5,028          14,523
  Provision
   (benefit) for
   income taxes              (1,850)               89          (2,485)
  Depreciation and
   amortization               1,373             1,736           6,618
  Non Cash  loss
   on currency
   translation                    -                 -             304
  Non Cash charge
   of purchase
   price allocated
   to inventories                 -             1,934               -
                   ----------------- ----------------- ---------------
Adjusted EBITDA   $            (172)$           8,846 $        15,105
                   ================= ================= ===============


                               MWM Holdings, Inc.
                               January 1, 2005 to
                                  April 2, 2005
                             ----------------------
                             (Amounts in thousands)
                                  (unaudited)

Net income (loss)                           $3,717
  Interest expense, net                          -
  Provision (benefit) for
   income taxes                              2,376
  Depreciation and
   amortization                              2,511
  Non Cash charge of
   purchase price allocated
   to inventories                                -
Adjusted EBITDA                             $8,604
                             ======================


    3. Long-term debt amounts in the select balance sheets at December 31, 2004, and April 2, 2005, consisted of the following:


                                     December 31, 2004  April 2, 2005
                                     ----------------- ---------------
                                          (Amounts in thousands)

  Senior term loan facility                  $304,501        $303,651
  Senior revolver credit facility                   -          35,500
  Senior subordinated notes                   360,321         360,310
  Asset financing obligation                   35,769               -
  Other borrowings                              7,000           7,000
                                     ----------------- ---------------
                                              707,591         706,461
  Less current maturities                       2,784           1,947
                                     ----------------- ---------------
                                             $704,807        $704,514
                                     ================= ===============


        On August 27, 2004, Ply Gem Industries, Inc. entered into a sale and leaseback transaction with net proceeds of approximately $36.0 million being used to fund a portion of the acquisition of MWM Holding, Inc. It was the Company's intention that these leases meet the criteria for a sale leaseback transaction and receive accounting treatment as operating leases. Following Ply Gem's review, the original lease agreements were executed and treated as a sale leaseback transaction and were accounted for as operating leases in the Company's third quarter 2004 results. After further review in connection with the preparation of the December 31, 2004, financial statements, the Company concluded that for the periods from August 27, 2004, through October 2, 2004 (Ply Gem Holdings, Inc.'s third quarter), and from October 3, 2004, to December 31, 2004, and January 1, 2005, until amended leases became effective on March 29, 2005, these leases did not meet the sale leaseback accounting criteria. The primary discrepancy that was identified in the leases related to default and exchange provisions contained within the original leases that resulted in prohibited forms of continuing involvement. Therefore, as of December 31, 2004, approximately $36.0 million of asset financing obligation was recorded on the balance sheet. The lease agreements were amended effective March 29, 2005, and as of the end of the first quarter, April 2, 2005, the assets and financing obligation liability have been removed from the balance sheet.

    4. The following is a summary of selected balance sheet amounts at December 31, 2004, and April 2, 2005:


                                                December 31, April 2,
                                                   2004        2005
                                                ------------ ---------
                                                (Amounts in thousands)

Unrestricted cash and cash equivalents               $6,794   $18,481
Accounts receivable, less allowances                 65,217    71,716
Inventories                                          61,496    70,281
Prepaid expenses and other current assets             9,796    11,817
Property and equipment, net                         147,036   109,944
Goodwill                                            585,150   584,472
Intangible assets, net                              162,657   160,216
Accounts payable                                     34,600    47,713
Current maturities of long-term debt                  2,784     1,947
Long-term debt, less current maturities(a)          704,807   704,514
Stockholder's Equity                                195,407   191,401

(a) Long-term debt at December 31, 2004, includes $35,769 of asset financing obligation from Ply Gem's sale lease-back transaction that was completed in connection with the MW Acquisition on August 27, 2004.


    CONTACT: Ply Gem Holdings, Inc.
             Shawn Poe, 816-903-0225